CLIENT SERVICES AGREEMENT

This Client Services Agreement ("Agreement") is made by and between S L S Services, Inc. d/b/a Holt Oversight & Logistical Technologies, Inc. ("HOLT") and The Riverfront Development Corporation, Inc. ("Riverfront") this First day of April, 1994.

Recital

HOLT is engaged in the business of providing to its clients a full complement of services normally performed by business entities in the conduct of their affairs.

RIVERFRONT desires to enter into an agreement with HOLT for the furnishing of such services required for the conduct of its business activities.

     NOW THEREFORE, and in consideration of the premises, the parties agree to as follows:

     1. Purpose. RIVERFRONT will purchase and HOLT will provide to RIVERFRONT the services designated on Exhibit A hereto and such other services RIVERFRONT requests HOLT to perform with respect to the normal business activities of RIVERFRONT. In addition to providing the personnel required to perform the Services, HOLT shall provide all equipment, office, computer, and otherwise necessary to perform the Services.

     2. Term. The term of this Aareement shall commence effective the date of signing and shall continue from year to year unless terminated in accordance with this Agreement.

     3. Independent Contractor. HOLT shall be an independent Contractor in the performance of its obligations under this Agreement. Any employees of HOLT who perform Services shall be the employees of HOLT solely and RIVERFRONT shall not be a joint employer of any of HOLT's employees. To that end HOLT shall have the exclusive right and duty to supervise and direct the day to day activities of its employees, including without limitation, the responsibility to determine and pay their wages and benefits and to pay all Federal, State and local taxes or contributions imposed or required under unemployment, workers' compensation, social security, Medicare, wage and income tax laws with respect to them. HOLT shall have the sole right to add, remove or replace any of its employees performing any of the Services. RIVERFRONT shall have the right to request HOLT to remove, replace or reassign any of its personnel based upon a legitimate need to do so but such determination shall be made in the sole discretion of HOLT.


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     4.   Compensation. As compensation for the Services RIVERFRONT shall pay a fee to HOLT equal to Four percent (4%) of RIVERFRONT's gross revenues. The fee shall be paid monthly on the 30th day of each month following the month for which such fee is determined.

     5. Consultations. In addition to the Services provided, HOLT shall designate and make available to meet and consult with the Board of Directors and the officers of RIVERFRONT the appropriate personnel to at reasonable times concerning matters pertaining to the organization of RIVERFRONT's work force, the fiscal policy of RIVERFRONT, the relationship of RIVERFRONT with its employees or with any organization representing its employees and in general concerning any material problems arising in connection with the business affairs of RIVERFRONT.

     6. Standard of Care. HOLT will discharge its obligations under this Agreement with that level of care which a similarly situated administrative services provider would exercise under similar circumstances. HOLT shall not be liable to any party for any mistake of judgment or other action taken in good faith or for any liability expense or loss whatsoever, unless it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and solely from the fraud criminality or willful misconduct of HOLT.

     7. Insurance. HOLT shall obtain and provide RIVERFRONT with evidence of comprehensive General Liability insurance coverage in an amount no less than One Million Dollars ($1,000,000.00) in which RIVERFRONT shall be named as an additional insured. HOLT shall furnish to RIVERFRONTT a Certificate of Insurance evidencing such insurance coverage which shall be underwritten by an insurance carrier reasonably satisfactory to RIVERFRONT and shall maintain such coverage during the term of this Agreement. Such insurance shall provide that RIVERFRONT shall be furnished with thirty (30) days written notice prior to the date of any cancellation of such coverage.

     8. Remedies. Should HOLT become incapable of continuing performance of the Services, whether due to circumstances within or outside of its control, RIVERFRONT may terminate this Agreement. Should RIVERYRONT be in default of compensation owing at any time under this Agreement, RIVERFRONT shall be deemed to be in default of this Agreement and HOLT has available to it all legal remedies and process.

     9. Termination. This Agreement shall continue until terminated by either party as herein provided. Besides electing to terminate this Agreement as an exercise of its remedies as stated above, either party may elect to terminate this Agreement by giving written notice to the other party as stated below:

 TO RIVERFRONT:              Mr. Thomas J. Holt, Sr,
                             President
                             The Riverfront Development Corporation
                             701 N. Broadway Ave.,
                             Gloucester City, NJ 08030



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TO: HOLT:                    Mr. Thomas J. Holt, Jr.
                             President
                             Holt Oversight & Logistical Technologies
                             PO Box 8268
                             Phil., PA 19101

          Such notice shall be given at least ninety days prior to the proposed termination of the Agreement. HOLT shall deliver immediately to RIVERFRONT all of the records in its possession of RIVERFRONT pertaining to and related to the Services. HOLT agrees to keep confidential, and shall not disclose to any third party or make use of, any information regarding RIVERFRONT of any nature which HOLT may acquire during the term of this Agreement. HOLT agrees that if it violates this provision relating to confidentiality, the remedy at law for such violation will be inadequate and that RIVERFRONT will suffer irreparable harm. Therefore, in addition to any other remedy which RIVERFRONT may have under this Agreement, RIVERFRONT shall be entitled to apply to any court of competent jurisdiction for equitable relief, including specific performance and injunctions restraining HOLT from committing or continuing any such violation of this Agreement without the necessity of proving actual damages.

     10. Entire Agreement This Agreement constitutes the entire Agreement between the parties and may not be amended except by an instrument in writing executed by both of the parties hereto. This Agreement supersedes any and all written or verbal agreements between the parties.

Attest:                                      SLS Services, Inc
       ---------------------------           d/b/a Hol t Oversight & Logistical
BY: /s/ Shirley A. Watson                    Technologies, Inc.
    ------------------------------
                                             BY:/s/ Thomas J. Holt, Jr.
                                                -------------------------------

                                             Date: April 1, 994
                                                  -----------------------------


Attest: Shirley A. Watson                    The Riverfront Development
       ---------------------------           Corporation, Inc.

BY:                                          BY: ????????????
   -------------------------------              ------------------------

                                             Date: April 1, 994
                                                  -----------------------------


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Exhibit A

Description of Services for Client

Accounting: Preparation and maintenance of books of original entry including but not limited to, cash receipts journal, cash disbursements journal, purchase journal, accounts payable journal, payroll journal, sales journal, preparation and maintenance intermediate books of entry, final book of entry i.e. general ledger, preparation of monthly trial balances and financial statements (balance sheet, statement of income and retained earnings and source and use of cash), if needed, but in not event not less than on a quarterly basis, no less then sixty
(60) days after the end of the first three quarters of a year and one hundred twenty (120) days after the end of the fiscal year, processing of sales invoices, mailing to customers, collection of payments due and deposit of collections into client's bank account as designated.

Management Information Processing: Collection, assembly and computer processing of data dealing with but not limited to, necessary to perform the accounting services described herein; as required by client's customers including, but no limited to. inventory reports, productivity reports; the writing and periodic review of computer programs necessary to accomplish the management information processing functions contemplated herein; the acquisition and maintenance of any and all computer equipment necessary to accomplish the management information processing functions contemplated herein and the professional training of staff so that the management information processing functions can be completed in a professional and competent manner.

Insurance: Review of property, personal injury, business and financial risks normally associated with operations engaged in by client and the procurement of insurance coverage with reputable insurance companies to cover such risks and limit client's financial risk therefore; investigation, processing settlement the providing of assistance to counsel of insurance carriers and the communication to underwriters of personal injury and property claims; investigation, processing, coordinating with outside counsel for the defense of workmen's compensation claims,

Marketing. Identifying and soliciting potential customers for client; traveling to potential market areas to meet with prospective customers for client; quoting and negotiating of rates and follow-up with customers to insure customer satisfaction.

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